UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2026

Eagle Nuclear Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-43162 (Commission File Number)	41-3113978 (I.R.S. Employer Identification No.)

5470 Kietzke Lane, Suite 300 Reno, NV (Address of principal executive offices)		89511 (Zip Code)

(775) 335-2029

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUCL	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NUCLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 29, 2026, Eagle Nuclear Energy Corp. (the “Company”) received written notice from Adeptus Partners, LLC (“Adeptus”) that Adeptus resigned as the Company’s independent registered public accounting firm, effective July 29, 2026.

Adeptus’ audit report on the Company’s consolidated financial statements for the fiscal year ended November 30, 2025 and for the period from December 14, 2023 (inception) through November 30, 2024, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, except that such report included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended November 30, 2025 and for the period from December 14, 2023 (inception) through November 30, 2024, and the subsequent interim period through the date of this report (the “Interim Period”), there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Adeptus on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Adeptus’ satisfaction, would have caused Adeptus to make reference to the subject matter of the disagreements in connection with its report.

During the fiscal year ended November 30, 2025 and for the period from December 14, 2023 (inception) through November 30, 2024, and the Interim Period, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the following material weakness which the Company identified in its internal control over financial reporting: failure to design or maintain an effective control environment commensurate with financial reporting requirements, including insufficient documentation of review procedures and inadequate segregation of duties.

The Company has provided Adeptus with a copy of the disclosures contained in this Current Report on Form 8-K and requested that Adeptus furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Adeptus agrees with the statements made in this report. A copy of Adeptus’ letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On August 4, 2026, the audit committee of the board of directors of the Company (the “Board”) approved the engagement of CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending November 30, 2026. CBIZ’s engagement is subject to completion of its customary client acceptance processes.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2026, Robert Kaplan, a member of the Board, notified the Board that he will not stand for re-election at the Company’s upcoming Annual Meeting of Shareholders, presently scheduled for August 19, 2026. Mr. Kaplan’s decision not to stand for re-election was not the result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Adeptus Partners, LLC, dated August 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE NUCLEAR ENERGY CORP.

Date: August 4, 2026	/s/ Manavdeep Mukhija
Name: Manavdeep Mukhija
Title: Chief Executive Officer and Chairman